                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         _______________________________


                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported)
                        October 7, 1996 (July 24, 1996)


                            AlphaNet Solutions, Inc.
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                     0-27042              22-2554535
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                   Identification No.)


7 Ridgedale Ave., Cedar Knolls, New Jersey                      07927
(Address of Principal Executive Offices)                      (zip code)

                                 (201) 267-0088
                   (Registrant's telephone number, including
                                   area code)

         (Former Name or Former Address, if Changed Since Last Report)

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         As reported in the Current Report on Form 8-K dated August 5, 1996 filed by AlphaNet Solutions, Inc. (the "Company"), on July 24, 1996, the Company consummated the acquisition of certain assets of Lior, Inc. ("Lior"), a MicroAge affiliate located in Paramus, New Jersey.

         The Company hereby files this Amendment No.1 on Form 8-K/A to file the financial statements and related pro forma financial statements required pursuant to Item 7 of Form 8-K with respect to such transaction.

(a) Financial Information of Business Acquired.

                                   LIOR, INC.

                              FINANCIAL STATEMENTS

                              AS OF JUNE 30, 1996

              TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTS

                        REPORT OF INDEPENDENT CERTIFIED
                                PUBLIC ACCOUNTS





Board of Directors
      LIOR, INC.

We have audited the accompanying balance sheet of LIOR, Inc. as of June 30, 1996 and the related statements of operations and accumulated deficit, and cash flows for the eleven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LIOR, Inc. as of June 30, 1996 and the results of its operations and its cash flows for the eleven months then ended in conformity with generally accepted accounting principles.





Grant Thornton LLP

New York, New York
September 30, 1996

                                   LIOR, INC.

                                 BALANCE SHEET

                                 JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

ASSETS

Current assets:
    Cash and cash equivalents                                                                $      1,060
    Accounts receivable, net of allowance for doubtful accounts of $107                             3,207
    Inventory                                                                                       1,235
    Other current assets                                                                               21
                                                                                             ------------
         Total current assets                                                                       5,523

Property and equipment, net                                                                           300
Other assets                                                                                            9
                                                                                             ------------
             Total assets                                                                    $      5,832
                                                                                             ============

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
    Notes payable - finance company                                                          $      2,718
    Current portion of capital lease obligations                                                       21
    Accounts payable and accrued expenses                                                           2,711
    Due to affiliate                                                                                  746
                                                                                             ------------
         Total current liabilities                                                                  6,196
                                                                                             ------------
Long-term debt:
    Note payable to shareholder                                                                       819
    Capital lease obligations                                                                          81
                                                                                             ------------
         Total long-term debt                                                                         900
                                                                                             ------------
Commitments and contingencies

Shareholder's equity:
    Common stock, no par value; authorized 2,500 shares,
         200 shares issued and outstanding                                                             90
    Accumulated deficit                                                                            (1,354)
                                                                                             ------------
         Total shareholder's equity                                                                (1,264)
                                                                                             ------------
             Total liabilities and shareholder's equity                                      $      5,832
                                                                                             ============


     See auditor's report and accompanying notes to financial statements.

                                   LIOR, INC.

                          STATEMENT OF OPERATIONS AND
                              ACCUMULATED DEFICIT

                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)



Net sales                                                                                            $     26,078

Cost of sales                                                                                              23,015
                                                                                                     ------------
         Gross profit                                                                                       3,063
                                                                                                     ------------
Operating Expenses:
    Selling expenses                                                                                        1,006
    General and administrative expenses                                                                     2,404
                                                                                                     ------------
                                                                                                            3,410
                                                                                                     ------------
         Operating loss                                                                                      (347)

Other income (expense):
    Interest income                                                                                            25
    Interest expense                                                                                         (437)
                                                                                                     ------------
                                                                                                             (412)
                                                                                                     ------------
         Loss before income taxes                                                                            (759)

Income tax benefit                                                                                             (5)
                                                                                                     ------------

             Net loss                                                                                        (754)

Retained earnings at July 31, 1995, as previously reported                 $        210

Prior period adjustments                                                           (810)
                                                                           ------------

Accumulated deficit at July 31, 1995, as restated                                                            (600)
                                                                                                     ------------
Accumulated deficit at June 30, 1996                                                                 $     (1,354)
                                                                                                     ============





     See auditor's report and accompanying notes to financial statements.

                                   LIOR, INC.

                            STATEMENT OF CASH FLOWS

                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)



  Cash flows from operating activities:
    Net loss                                                                                         $       (754)
    Adjustments to reconcile net loss to net cash
         used in operating activities:
         Depreciation and amortization                                                                        132
         Changes in operating assets and liabilities:
           Accounts receivable                                                                               (804)
           Inventory                                                                                         (788)
           Other current assets                                                                                 1
           Other assets                                                                                         5
           Accounts payable and accrued expenses                                                              295
           Due to affiliate                                                                                   338
                                                                                                     ------------
             Net cash used in operating activities                                                         (1,575)
                                                                                                     ------------
  Cash flows from investing activities:
    Property and equipment expenditures                                                                       (82)
                                                                                                     ------------
             Net cash used in investing activities                                                            (82)
                                                                                                     ------------
  Cash flows from financing activities:
    Repayment of capital lease obligations                                                                    (19)
    Repayment of note payable to Bank                                                                          (6)
    Net borrowings of note payable - finance company                                                        2,718
                                                                                                     ------------
             Net cash provided by financing activities                                                      2,693
                                                                                                     ------------
Net increase in cash and cash equivalents                                                                   1,036
Cash and cash equivalents, beginning of period                                                                 24
                                                                                                     ------------
Cash and cash equivalents, end of period                                                             $      1,060
                                                                                                     ============



     See auditor's report and accompanying notes to financial statements.

                                   LIOR, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:

         LIOR, Inc. (the "Company") is a provider of computer hardware and software products and related services, including product configuration, testing and installation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         At June 30, 1996, the Company maintained all of its cash and cash equivalents with one financial institution totaling $1,060, which balances are insured by the Federal Deposit Insurance Corporation to a maximum of $100.

Inventory:

         Inventory, consisting entirely of goods for resale and service parts, are stated at the lower of cost or market, with cost determined on the weighted average method or by specific identification.

Property and Equipment:

         Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance costs which do not extend the useful lives of the assets are expensed as incurred. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining term of the applicable lease.

Leases:

         Leases which meet certain criteria evidencing substantive ownership by the Company are capitalized and the related capital lease obligations are included in current and long-term liabilities. Amortization and interest are charged to expense, with rent payments being treated as payments of the capital lease obligation. All other leases are accounted for as operating leases, with rent payments being charged to expense as incurred.

                                   LIOR, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


Revenue Recognition:

         The Company recognizes revenue on the sale of products when the products are shipped and service revenues are recognized when the applicable services are rendered. The Company recognizes revenue on annual maintenance contracts on a prorated basis over the life of the contracts. Deferred revenue is included in accounts payable and accrued expenses and represents the remaining portion of each contract's maintenance period as of the balance sheet date. Service revenues comprised less than 10% of net sales for the eleven months ended June 30, 1996.

Income Taxes:

         The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon differences arising from the varying amounts of the Company's assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period when the change in tax rates is enacted.

Retirement Plan:

         The Company adopted a 401(k) retirement plan in 1994. Employees of the Company who have completed at least three months of service with the Company and have attained the age of 21 are eligible to participate in the plan. Employees can elect to contribute up to the maximum amount allowed by Internal Revenue Service Code. The Company makes a 25% matching cash contributions up to 1.25% of the salary of the participating individual employee. Participants vest in the Company's contributions to the plan over a six-year period based upon years of service. Participants are fully vested at all times regarding employee contributions to the plan. The Company contributed $12 to this plan during the eleven months ended June 30, 1996.

2.       PRIOR PERIOD ADJUSTMENTS

         The Company has recorded prior period adjustments reducing retained earnings at July 31, 1995 by $810, primarily to adjust inventory and accrued expenses.

                                   LIOR, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


3.       PROPERTY AND EQUIPMENT, NET

         Property and equipment, as of June 30, 1996 consists of the following:

                                                                     Amount                 Life
                                                                    --------            ------------
Furniture, fixtures and equipment . . . . . . . . . . . .           $    506            3 to 7 years
Transportation equipment  . . . . . . . . . . . . . . . .                 88            3 years
Leasehold improvements  . . . . . . . . . . . . . . . . .                  9            5 years
                                                                    --------
                                                                         603

Less:  accumulated depreciation and amortization  . . . .                303
                                                                    --------
Property and equipment, net . . . . . . . . . . . . . . .           $    300
                                                                    ========


         At June 30, 1996, furniture, fixtures and equipment with a net book value of $110 are recorded under capital leases.

4.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses as of June 30, 1996 consist of the following:

          Trade accounts payable                                $  2,152
          Payroll, taxes and employee benefits                       343
          Customer Deposits                                           79
          Deferred revenue                                            55
          Other                                                       82
                                                                --------
                                                                $  2,711
                                                                ========

5.       DEBT AND CAPITAL LEASE OBLIGATIONS

Notes Payable - Finance Company:

         The Company has entered into an accounts receivable credit facility (the "Facility") with Deutsche Financial Services (the "DFS") whereby the Company is permitted to borrow up to the greater of $4,000 or 85% of the Company's eligible accounts receivable. The Facility bears interest at the prime rate (8.25% at June 30, 1996) plus 1.0%. At June 30, 1996, the outstanding loan balance was $2,718. Cash receipts are deposited directly with DFS and applied against the outstanding loan balance; advances are made when needed. The average interest rate on such loans was approximately 9.4% for the eleven months ended June 30, 1996.

         The Company is required to maintain certain financial covenants pertaining to the Facility. At June 30, 1996 the company was not in compliance with these covenants The Facility was repaid in full subsequent to June 30, 1996.

                                   LIOR, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


         The Facility is secured by substantially all of the assets of the Company, personal guarantees of the shareholder, and cross guarantees of an affiliate (see Note 10).

Capital Lease Obligations:

         The Company has entered into three lease agreements for $129 of furniture, fixtures and equipment. The leases provide for equipment to be leased for five-year terms with transfer of ownership of the equipment to the Company at the end of the applicable equipment lease term. At June 30, 1996, capital lease obligations outstanding under these equipment leases, which expire between 1999 and 2001, are payable as follows:

          Year ended June 30, 1997                 $      33
          Year ended June 30, 1998                        34
          Year ended June 30, 1999                        34
          Year ended June 30, 2000                        22
          Year ended June 30, 2001                         8
                                                    --------
                                                         131
               Less imputed interest                      29
               Less current portion                       21
                                                   ---------
                    Long-term portion              $      81
                                                   =========


         The leases are secured by the underlying leased assets, personal guarantees of the shareholder, and co-signed by an affiliate (see Note 10).

Note Payable to Shareholder:

         The note payable to shareholder is subordinated to the Facility and bears interest at the prime rate plus 1%. Interest expense relating to the note approximated $58 for the eleven months ended June 30, 1996.

6.       COMMITMENTS AND CONTINGENCIES

         The Company occupies its facility under an operating lease which expires in December 1999 and calls for annual base rentals plus escalation.
The future minimum payments under this non-cancelable lease as of June 30, 1996 are as follows:

          Year ended June 30, 1997                 $    132
          Year ended June 30, 1998                      132
          Year ended June 30, 1999                      132
          Year ended June 30, 2000                       66
                                                   --------
                                                   $    462
                                                   ========


         Rent expense for the eleven months ended June 30, 1996 was $113.

                                   LIOR, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


         The Company has obtained financing terms from Deutsche Financial Services (formerly ITT Commercial Finance Corporation) and Finova Capital Corporation (formerly Greyhound Financial Corporation) for the purchase of inventory. In exchange for these terms, the payables are collateralized by substantially all the assets of the Company. The balance included in accounts payable at June 30, 1996 was $2,013.

         The Company entered into an employment agreement with a key employee which provides for three months severance in the event of termination of the employee. The agreement provided for an annual salary of $124.

7.       SUPPLEMENTARY CASH FLOW INFORMATION

         Following is a summary of supplementary cash flow information for the eleven months ended June 30, 1996:

         Interest paid                                                 $     416
         Income taxes paid                                                    16
         Noncash investing and financing activities:
            Equipment acquired under capital lease                            59


8.       INCOME TAXES

         The Company accounts for income taxes under the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

         For the eleven months ended June 30, 1996, the credit for U.S. Federal income taxes was $5. The following is a reconciliation of the credit for income taxes and the credit for income taxes computed by applying the Federal statutory rate (34%) to the loss before taxes:

          Income tax benefit at the statutory rate                     $     (258)
          State tax benefit, net of Federal taxes                             (45)
          Net operating loss carryforward not
             recorded due to uncertainty of utilization                       298
                                                                       ----------
                               Total tax benefit                       $       (5)
                                                                       ==========


         The Company has recorded net deferred tax assets (primarily as the result of accumulated net operating loss carryforwards) of $507 and has set up a valuation allowance for the entire amount due to the uncertainty of utilization in future periods.

                                   LIOR, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


9.       SIGNIFICANT CUSTOMERS AND VENDORS

         During the eleven months ended June 30, 1996, one customer accounted for approximately 47% of the Company's net sales during the period. Accounts receivable for this customer approximated 43% of total accounts receivable at June 30, 1996.

         The Company purchases the majority of its products primarily from three aggregators of computer hardware, software and peripherals. Agreements with these vendors provide for, among other things, certain discount pricing for meeting agreed-upon purchase levels and minimum purchase commitments.

         Export sales, made primarily to customers located in Europe and the Middle East, approximated $1,084 for the eleven months ended June 30, 1996 with accounts receivable due from such customers approximating $210 at June 30, 1996.

10.      RELATED PARTY TRANSACTIONS

Transactions with Affiliate:

         The shareholder of the Company owns a majority interest in a software company (the "Affiliate"). The Company is involved in several common payment arrangements with this affiliate including the 401(k) Plan, health insurance, building rental, capital leases, and telephone service and served as common paymaster for certain wages through December 31, 1995.

         The Company made sales of $167 to the Affiliate during the eleven months ended June 30, 1996 resulting in a gross profit of $15.

         During the eleven months ended June 30, 1996, the Affiliate advanced funds, on an unsecured basis, to the Company for working capital purposes of $500.

         The net effect of these transactions resulted in a payable by the Company to the Affiliate of $746 at June 30, 1996.

11.      SUBSEQUENT EVENTS

         On July 18, 1996, the Company entered into an agreement with the principal shareholder of AlphaNet Solutions, Inc. ("ASI") for the sale of the Company's customer list and certain other assets, with no book value, for an aggregate purchase price of $900. These assets were subsequently sold to ASI on July 24, 1996. In connection with the transaction, a substantial majority of the Company's employees were offered employment by ASI. Additional consideration of up to $100 may be received in January 1997, if certain employees of the Company remain in the employ of ASI at that time.

                                   LIOR, INC.
                         NOTES TO FINANCIAL STATEMENTS
                       ELEVEN MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)


         Between July 1, 1996 and September 30, 1996, the Company sold approximately $931 of inventory to ASI. The amounts due to Deutsche Financial Services for notes and accounts payable were settled subsequent to June 30, 1996. The management of the Company is collecting its accounts receivable and plans to sell its property and equipment, at net book value, to the Affiliate. The accompanying financial statements do not reflect any adjustments associated with the events subsequent to June 30, 1996.

         The Company also entered into agreements with four key sales people ("Key Employees") in which they agreed to accept employment with ASI and remain in ASI's employ for a period of at least six months. In return, the Company agreed, among other things, to pay all outstanding commissions which may be due to the Key Employees and pay a bonus of $25 to each after a period of six months of continuous employment with ASI.

(b) Pro Forma Financial Information (unaudited).



                        PRO FORMA FINANCIAL INFORMATION



         The following Pro Forma Financial Statements are based on the historical financial statements of AlphaNet Solutions, Inc. (the "Company") and Lior, Inc. ("Lior"), adjusted to give effect to the acquisition of certain assets of Lior by the Company. The Pro Forma Balance Sheet assumes the acquisition occurred as of the most recent balance sheet date prior to the acquisition date of July 24, 1996. The Pro Forma Income Statements for the six months ended June 30, 1996 and the twelve months ended December 31, 1995 assume that the acquisition occurred as of the first day of the applicable period.

         The pro forma financial information does not reflect certain anticipated cost savings resulting from the operation of the Lior assets by the Company. There can be no assurance that the Company will be able to realize any anticipated cost savings. The pro forma statements should be read in conjunction with the audited consolidated financial statements of the Company and the related notes thereto which are included in the Company's Registration Statement on Form S-1 (Registration No. 33-97922), the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, the Company's Current Report on Form 8-K dated August 5, 1996 (each as filed with the Securities and Exchange Commission) and the audited financial statements of Lior that are filed herewith.

         The pro forma financial information does not purport to present what the Company's results of operations would actually have been if the acquisition of the Lior assets had occurred on the assumed dates, as specified above, or to project the Company's financial condition or results of operations for any future period.

                            ALPHANET SOLUTIONS, INC.
                      PRO FORMA CONDENSED BALANCE SHEET(1)
                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                    COMPANY             PRO FORMA              PRO FORMA
                                   ASSETS                            ACTUAL            ADJUSTMENTS            CONSOLIDATED
                                                                   ----------          -----------            ------------
 Current assets:
    Cash and cash equivalents                                      $    6,686          $     (961)    (2)      $    5,725
    Accounts receivable, net                                           16,809                  --                  16,809
    Inventories                                                         1,886                  --                   1,886
    Prepaid expenses and other current assets                           1,900                  --                   1,900
                                                                   ----------          ----------              ----------
         Total current assets                                          27,281                (961)                 26,320


    Property and equipment, net                                         1,929                  --                   1,929
    Goodwill and other assets                                             112               1,100     (3)           1,212
                                                                   ----------          ----------              ----------
                                                                   $   29,322          $      139              $   29,461
                                                                   ==========          ==========              ==========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
      Current portion of capital lease obligations                 $       95          $       --              $       95
      Accounts payable and accrued expenses                            12,617                 139     (4)          12,756
                                                                   ----------          ----------              ----------
             Total current liabilities                                 12,712                 139                  12,851

      Capital lease obligations                                            90                  --                      90
                                                                   ----------          ----------              ----------
             Total liabilities                                         12,802                 139                  12,941
                                                                   ----------          ----------              ----------

 Shareholders' equity:
      Common stock                                                         51                  --                      51
      Additional paid-in capital                                       15,878                  --                  15,878
      Retained earnings                                                   591                  --                     591
                                                                   ----------          ----------              ----------
            Total shareholders' equity                                 16,520                  --                  16,520
                                                                   ----------          ----------              ----------
                                                                   $   29,322          $      139              $   29,461
                                                                   ==========          ==========              ==========




            See accompanying notes to pro forma financial statements.

                            ALPHANET SOLUTIONS, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  COMPANY          LIOR          PRO FORMA            PRO FORMA
                                                   ACTUAL         ACTUAL        ADJUSTMENTS          CONSOLIDATED
                                                 ----------     ----------      -----------          ------------
 Net sales . . . . . . . . . . . . . . . . .     $   43,541     $   14,706              --           $     58,247

 Cost of sales . . . . . . . . . . . . . . .         38,037         13,232              --                 51,269
                                                 ----------     ----------       ---------           ------------
 Gross profit  . . . . . . . . . . . . . . .          5,504          1,474              --                  6,978
 Operating expenses  . . . . . . . . . . . .          3,740          1,615            (158)    (5)          5,197
                                                 ----------     ----------       ----------          ------------
 Operating income (loss) . . . . . . . . . .          1,764           (141)            158                  1,781
 Other income (expense), net . . . . . . . .             65           (225)            (35)    (6)           (195)
                                                 ----------     ----------       ---------           ------------
 Income (loss) before
 pro forma income taxes  . . . . . . . . . .          1,829           (366)            123                  1,586
 Pro forma provision (benefit)                                                                 (7)
 for income taxes  . . . . . . . . . . . . .            741             (5)            (94)                   642
                                                 ----------     ----------       ---------           ------------
 Pro forma net income (loss) . . . . . . . .     $    1,088     $     (361)      $     217           $        944
                                                 ==========     ==========       =========           ============
 Pro forma net income per share  . . . . . .     $     0.24                                          $       0.21
                                                 ==========                                          ============
 Weighted average number of common
   shares and common shares equivalent   . .          4,558                                                 4,558
                                                 ==========                                          ============





           See accompanying notes to pro forma financial statements.

                            ALPHANET SOLUTIONS, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   COMPANY
                                                   ACTUAL          LIOR         PRO FORMA              PRO FORMA
                                                  (AUDITED)       ACTUAL       ADJUSTMENTS            CONSOLIDATED
                                                 ----------     ----------     -----------            ------------
 Net sales . . . . . . . . . . . . . . . . .     $   74,016     $   21,438     $        --            $     95,454
 Cost of sales . . . . . . . . . . . . . . .         63,884         19,233              --                  83,117
                                                 ----------     ----------     -----------            ------------
 Gross profit  . . . . . . . . . . . . . . .         10,132          2,205              --                  12,337
 Operating expenses  . . . . . . . . . . . .          5,957          2,645            (237)   (5)            8,365
                                                 ----------     ----------     -----------            ------------
 Operating income (loss) . . . . . . . . . .          4,175           (440)            237                   3,972
 Other income (expense), net . . . . . . . .            (86)          (352)            (85)   (6)             (523)
                                                 ----------     ----------     -----------            ------------
 Income (loss) before
 pro forma income taxes  . . . . . . . . . .          4,089           (792)            152                   3,449
 Pro forma provision (benefit)                                                                (7)
 for income taxes  . . . . . . . . . . . . .          1,650             --            (258)                  1,392
                                                 ----------     ----------     -----------            ------------
 Pro forma net income (loss) . . . . . . . .     $    2,439     $     (792)    $       410            $      2,057
                                                 ==========     ==========     ===========            ============
 Pro forma net income per share  . . . . . .     $     0.61                                           $       0.52
                                                 ==========                                           ============
 Weighted average number of common
   shares and common shares equivalent   . .          3,988                                                  3,988
                                                 ==========                                           ============





           See accompanying notes to pro forma financial statements.

                            ALPHANET SOLUTIONS, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

 1. The pro forma balance sheet reflects the assets acquired from Lior. The Company did not acquire the working capital of Lior. The Company expects that it will need to fund the working capital requirements of the acquired business. At June 30, 1996, the working capital of Lior (defined as accounts receivable plus inventory, less accounts payable and accrued expenses) was $1,731.


 2.   Adjustments to cash and cash equivalents:

                  Current cash portion of purchase
                  price of assets . . . . . . . . . . .       $      900
                  Estimated transaction cost  . . . . .              100
                  Assumed service contracts . . . . . .              (39)
                                                              ----------
                                                              $      961
                                                              ==========

 3.   Adjustments to goodwill and other assets:

                  Aggregate purchase
                  price of assets . . . . . . . . . . .       $    1,000
                  Estimated transaction costs . . . . .              100
                                                              ----------
                                                              $    1,100
                                                              ==========

 4.   Adjustments to accounts payable and accrued expenses:

                  Deferred portion of
                  purchase price of assets. . . . . . .       $      100
                  Deferred revenue  . . . . . . . . . .               39
                                                              ----------
                                                              $      139
                                                              ==========

 5. Adjustments to operating expenses includes a reduction in salaries of Lior principals, a reduction in professional fees and amortization of goodwill.

 6. Adjustment to other income includes a reduction in net interest resulting from a decrease in the Company's cash balances.

 7. Adjustment to pro forma provision for income taxes includes an adjustment to reflect the Company's pro forma tax rate of 40.5%.

(c) Exhibits.

    Exhibit No.     Description of Exhibit
    -----------     ----------------------

       10.1 Asset Purchase Agreement dated July 18, 1996 by and between Stan Gang and Lior, Inc. (included as an exhibit to the Current Report on Form 8-K of the Company dated August 5, 1996 and incorporated by reference herein).

       10.2 Assignment of Asset Purchase Agreement dated July 24, 1996 by and between Stan Gang and the Company (included as an exhibit to the Current Report on Form 8-K of the Company dated August 5, 1996 and incorporated by reference herein).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                AlphaNet Solutions, Inc.



                                By: /s/ Gary S. Finkel
                                    --------------------------------------
                                    Gary S. Finkel, Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)


Date: October 7, 1996